UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
August 19, 2015
Steadfast Apartment REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-191049	36-4769184
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Acquisition of Carrington Park
On August 19, 2015, Steadfast Apartment REIT, Inc. (the “Company”), through STAR Carrington KC, LLC (“STAR Carrington”), an indirect, wholly-owned subsidiary of the Company, acquired from a third party seller a fee simple interest in a 298-unit multifamily residential community located in Kansas City, Missouri, commonly known as Carrington Park (the “Carrington Property”).  STAR Carrington acquired the Carrington Property for an aggregate purchase price of $39,700,000, excluding closing costs. STAR Carrington financed the payment of the purchase price for the Carrington Property with a combination of: (1) proceeds from the Company’s ongoing public offering and (2) a loan in the aggregate principal amount of $29,610,000 from Berkeley Point Capital LLC, pursuant to the requirements of the Fannie Mae Multifamily Delegated Underwriting and Services Loan Program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	August 19, 2015	By:	/s/ Ella S. Neyland
Ella S. Neyland
President